Exhibit 10.2

EXECUTION COPY

AMENDMENT NO. 4 TO SIXTH AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

This AMENDMENT NO. 4 TO SIXTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of February 2, 2018 (this “Amendment”), is by and among MANITOWOC CAYMAN ISLANDS FUNDING LTD., as the Seller (the “Seller”), WELBILT, INC. (f/k/a Manitowoc Foodservice, Inc.) (“Welbilt”), GARLAND COMMERCIAL RANGES LIMITED, CONVOTHERM-ELEKTROGERÄTE GMBH (“Convotherm”), WELBILT DEUTSCHLAND GMBH (f/k/a Manitowoc Deutschland GmbH) (“Welbilt Deutschland”), WELBILT UK LIMITED (f/k/a Manitowoc Foodservice UK Limited) (“Foodservice UK”) and WELBILT ASIA PACIFIC PRIVATE LIMITED (f/k/a Manitowoc Foodservice Asia Pacific Private Limited) (“Foodservice Asia”), as Servicers (the “Servicers”), and WELLS FARGO BANK, N.A., as Purchaser (the “Purchaser”) and as Agent (the “Agent”).

WHEREAS, the parties hereto are parties to that certain Sixth Amended and Restated Receivables Purchase Agreement, dated as of March 3, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”);

WHEREAS, the parties hereto wish to modify the Agreement upon the terms hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms defined in the Agreement and used but not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

SECTION 2. Amendments. The Agreement is hereby amended as follows:

(a) Each reference to the defined term “Manitowoc” in the Agreement and in any related document or agreement shall be deemed to be a reference to “Welbilt”.

(b) Each reference to the defined term “Manitowoc Deutschland” in the Agreement and in any related document or agreement shall be deemed to be a reference to “Welbilt Deutschland”.

(c) Clauses (a) and (b) of the definition of “Change in Control” set forth in Exhibit I of the Agreement are replaced in their entirety with the following:

(a) with respect to Welbilt, (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Closing Date) of Equity Interests representing more than thirty percent (30%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Welbilt, (ii) occupation of a majority of the seats (other than vacant seats) on the board of directors of Welbilt by Persons who were neither (x) nominated, appointed or approved by the board of directors of Welbilt nor (y) appointed by directors so nominated, appointed or approved, (iii) the acquisition of direct or indirect Control of Welbilt by any Person or group or (iv) a “Change in Control” as defined in the Credit Agreement;

(b) with respect to any Originator, (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Closing Date), other than Welbilt (or a Subsidiary of Welbilt), of any membership interests or Equity Interests of such Originator, (ii) occupation of a majority of the seats (other than vacant seats) on the board of directors of such Originator by Persons who were neither (x) nominated, appointed or approved by the board of directors of such Originator nor (y) appointed by directors so nominated, appointed or approved, or (iii) the acquisition of direct or indirect Control of such Originator by any Person or group other than Welbilt (or a Subsidiary of Welbilt);

(d) Clause (s) of Section 1 of Exhibit IV to the Agreement is replaced in its entirety with the following:

(s) Financial Covenants.

(i) [Reserved].

(ii) Maximum Consolidated Total Leverage Ratio. Welbilt shall cause the Consolidated Total Leverage Ratio at all times during the fiscal quarters of Welbilt set forth below to be less than the applicable Maximum Consolidated Total Leverage Ratio. For purposes of this clause (ii), “Maximum Consolidated Total Leverage Ratio” shall mean the applicable ratio set forth in the table below opposite the applicable fiscal quarter or such other maximum ratio with respect to Consolidated Total Leverage Ratio for such fiscal quarter set forth in the Credit Agreement, but only to the extent both (a) Welbilt has requested the Agent consent to such revision and (b) such revised maximum ratio has been consented to in writing by the Agent on or after the date such maximum ratio has been modified in the Credit Agreement, the Agent’s response to such request not to be unreasonably delayed.

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Fiscal Quarter Ending	Ratio
December 31, 2017	5.25:1.00
March 31, 2018	5.25:1.00
June 30, 2018	5.25:1.00
September 30, 2018	5.00:1.00
December 31, 2018	4.75:1.00
March 31, 2019	4.50:1.00
June 30, 2019	4.25:1.00
September 30, 2019 and each fiscal quarter thereafter	4.00:1.00

(iii) Minimum Consolidated Interest Coverage Ratio. Welbilt shall not permit the Consolidated Interest Coverage Ratio for any fiscal quarter of Welbilt set forth below to be less than the applicable Minimum Consolidated Interest Coverage Ratio. For purposes of this clause (iii), “Minimum Consolidated Interest Coverage Ratio” shall mean the applicable ratio set forth in the table below opposite the applicable fiscal quarter or such other minimum ratio with respect to Consolidated Interest Coverage Ratio for such fiscal quarter set forth in the Credit Agreement, but only to the extent both (a) Welbilt has requested the Agent consent to such revision and (b) such revised minimum ratio has been consented to in writing by the Agent on or after the date such minimum ratio has been modified in the Credit Agreement, the Agent’s response to such request not to be unreasonably delayed.

Fiscal Quarter Ending	Ratio
March 31, 2016	2.00:1.00
June 30, 2016	2.00:1.00
September 30, 2016	2.25:1.00
December 31, 2016	2.25:1.00

March 31, 2017	2.50:1.00
June 30, 2017	2.50:1.00
September 30, 2017	2.75:1.00
December 31, 2017 and each fiscal quarter thereafter	3.00:1.00

SECTION 3. Representations and Warranties. On the date hereof, the Seller and each of the Servicers hereby represents and warrants (as to itself) to the Purchaser and the Agent as follows:

(a) after giving effect to this Amendment, no event or condition has occurred and is continuing which constitutes a Termination Event or Unmatured Termination Event;

(b) after giving effect to this Amendment, the representations and warranties of such Person set forth in the Agreement and each of the other Transaction Documents are true and correct as of the date hereof, as though made on and as of such date (except to the extent such representations and warranties relate solely to an earlier date and then as of such earlier date); and

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(c) this Amendment constitutes the valid and binding obligation of such Person, enforceable against such Person in accordance with its terms.

SECTION 4. Effect of Amendment.

(a) All provisions of the Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect. On and after the Effective Date, all references in the Agreement (or in any other Transaction Document) to “this Agreement,” “hereof,” “herein” or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Agreement other than as set forth herein.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Purchaser pursuant to any Transaction Document or any other instrument, document or agreement executed and/or delivered in connection therewith, nor constitute a waiver of any provision contained therein.

SECTION 5. Effectiveness. This Amendment shall be effective, as of the date hereof (the “Effective Date”), upon receipt by the Agent of the following (in each case, in form and substance reasonably satisfactory to the Agent):

(a) counterparts of this Amendment duly executed by each of the parties hereto;

(b) a fully executed copy of Amendment No. 4 to Credit Agreement, dated on or prior to the date hereof, which amendments the maximum Consolidated Total Leverage Ratio covenant to match the levels set forth in this Amendment; and

(c) such other agreements, documents, officer certificates and instruments as the Agent shall request prior to the date hereof.

SECTION 6. GOVERNING LAW. THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF).

SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. This Amendment may be executed by facsimile or delivery of a “.pdf” copy of an executed counterpart hereof.

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SECTION 8. Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

SECTION 9. No Party Deem Drafter. Each of the parties hereto hereby agrees that no party hereto shall be deemed to be the drafter of this Amendment.

SECTION 10. Headings. The captions and headings of this Amendment are for convenience of reference only and shall not affect the interpretation of this Amendment, the Agreement or any provision hereof or thereof.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, as of the date first above written.

MANITOWOC CAYMAN ISLANDS FUNDING LTD., as the Seller

By:	/s/ Haresh Shah
Name: Haresh Shah Title: Vice President

Amendment No. 4 to Sixth Amended and

Restated Receivables Purchase Agreement

WELBILT, INC., as a Servicer

By:	/s/ Haresh Shah
Name: Haresh Shah Title: Senior Vice President and Chief Financial Officer

Amendment No. 4 to Sixth Amended and

Restated Receivables Purchase Agreement

GARLAND COMMERCIAL RANGES LIMITED, as a Servicer

By:	/s/ Haresh Shah
Name: Haresh Shah Title: Vice President

Amendment No. 4 to Sixth Amended and

Restated Receivables Purchase Agreement

CONVOTHERM-ELEKTROGERÄTE GMBH, as a Servicer

By:	/s/ Ralf Klein
Name: Ralf Klein Title: MD

Amendment No. 4 to Sixth Amended and

Restated Receivables Purchase Agreement

WELBILT DEUTSCHLAND GMBH, as a Servicer

By:	/s/ Hans-Werner Schmidt
Name: Hans-Werner Schmidt Title: Managing Director

Amendment No. 4 to Sixth Amended and

Restated Receivables Purchase Agreement

WELBILT UK LIMITED, as a Servicer

By:	/s/ Christopher Cammoile
Name: C. Cammoile Title: Director

Amendment No. 4 to Sixth Amended and

Restated Receivables Purchase Agreement

WELBILT ASIA PACIFIC PRIVATE LIMITED, as a Servicer

By:	/s/ Lam Teck Yeow, Leonard
Name: Lam Teck Yeow, Leonard Title: Director

Amendment No. 4 to Sixth Amended and

Restated Receivables Purchase Agreement

WELLS FARGO BANK, N.A., as Agent

By:	/s/ Patrick McConnell
Name: Patrick McConnell Title: Director
WELLS FARGO BANK, N.A., as Purchaser

By:	/s/ Patrick McConnell
Name: Patrick McConnell Title: Director

Amendment No. 4 to Sixth Amended and

Restated Receivables Purchase Agreement

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